UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                            ---------------------
                                  FORM S-8
                            REGISTRATION STATEMENT
                                   Under
                          The Securities Act Of 1933
                         ---------------------------

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
              (Exact Name of Registrant as Specified in its Charter)

                    Delaware                     44-0663509
             (State of Incorporation)         (I.R.S. Employer
                                             Identification No.)

                            114 West 11th Street
                       Kansas City, Missouri  64105-1804
               (Address of Principal Executive Offices) (Zip Code)

                    KANSAS CITY SOUTHERN INDUSTRIES, INC.
                   1991 AMENDED AND RESTATED STOCK OPTION
                         AND PERFORMANCE AWARD PLAN
                          (Full Title of the Plan)

                              Joseph D. Monello
                             Vice President and
                            Chief Financial Officer
                             114 West 11th Street
                       Kansas City, Missouri  64105-1804
                               (816) 983-1303
          (Name, Address, and Telephone Number of Agent for Service)


                                  Proposed
                                  Maximum         Proposed
    Title of       Amount to      offering        maximum         Amount of
   Securities         be          price per       aggregate     registration
 to be registered  registered      share(1)     offering price      fee
 ----------------  -----------    ----------    --------------  ---------
 Common Stock,      1 share(2)(3)  $55.00          $55.00         N/A (4)
 par value $.01;
 related
 preferred stock
 purchase rights

(1) Calculated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933 ("Securities Act") based upon the average of the high and low prices for the Company's Common Stock, par value $.01 ("Common Stock"), on the New York Stock Exchange as of November 26, 1999.

(2) To be issued only as a treasury share.

(3) As described below under "Explanatory Statement," and in reliance on Questions 89 and 90 of Section G of the Manual of Publicly Available Telephone Interpretations (January 1997) of the Division of Corporation Finance, this Registration Statement also relates to shares of Common Stock previously registered on Form S-8 in connection with predecessor plans.

(4) Less than $1.00.

                               EXPLANATORY STATEMENT

     Shares of the Common Stock of Kansas City Southern Industries, Inc. (the "Company") have been previously registered on the following
Registration Statements on Form S-8 for sale in connection with the Company's stock option plans listed below:

                     SEC        Filing      Pre-split  Post-split   Filing
      Plan          File No.    Date(s)      shares     shares (1) Fee Paid
      ----          --------    -------     ---------  ----------- --------
1983 Stock Option              2/28/86;
Plan ("1983 Plan")  033-3783   3/19/86        732,461   8,789,532 $7,244.72

1987 Stock Option
Plan ("1987 Plan")  033-27693  3/20/89      1,400,000  16,800,000 $11,799.00

1993 Directors'
Stock Option Plan
("Directors' Plan") 333-69060  9/21/93        120,000     360,000 $ 1,455.00
                                                       ---------- ----------
                                                        25,949,531 20,498.72
                                                       =========== =========

------------------------
(1) As adjusted to reflect the Company's stock splits effective March 17, 1992 (2-for-1), March 17, 1993 (2-for-1) and September 17, 1997 (3-for-
    1).

     In addition, the Company has previously registered an aggregate of 22,200,000 shares of Common Stock for sale pursuant to its 1991 Amended and Restated Stock Option and Performance Award Plan ("1991 Plan") as follows:

                        Filing         Pre-split      Post-split
         SEC File No.   Date(s)         shares        shares (1)
         ------------   -------        ---------      ----------
          033-59388     3/11/93        2,000,000      12,000,000
          333-69060     10/5/93        3,400,000      10,200,000
                                                      ----------
                                                      22,200,000
                                                      ==========

-----------------------
(1) As adjusted to reflect the Company's stock splits effective March 17, 1993 (2-for-1) and September 17, 1997 (3-for-1).

     The Company amended and restated the 1991 Plan in 1998 and 1999 to, among other things, combine into one plan the 1983 Plan, the 1987 Plan and the Directors' Plan (the "Former Plans") and replace the original 1991 Plan. Of the shares of Common Stock which have been registered in connection with the Former Plans, an aggregate of 602,518 shares have not been sold to date. Pursuant to Instruction E to Form S-8 and Questions 89 and 90 of Section G of the Manual of Publicly Available Telephone Interpretations (January 1997) of the Commission's Division of Corporation Finance, such unsold shares and the associated filing fees paid are carried forward to, and deemed covered by, this Registration Statement.

                                EXPLANATORY NOTE

     As permitted by the rules of the SEC under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8.

                                    PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed by the Company with the SEC (SEC File No. 1-04717) are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 dated March 22, 1999 (the "Annual Report");

     (b) All other reports and any amendments thereto filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1998;

     (c) The description of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and the associated Preferred Stock Purchase Rights in Item 1 of the Company's Form 8-A filed on May 19, 1986, as amended by the Company's Form 8-A/A (Amendment No. 1) filed on November 6, 1995; and

     (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

      The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL"), provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors, committee of such directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     The By-laws of the Company provide that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee or agent may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Reference is made to Section 1 of Article IX of the Company's By-laws filed as Exhibit 3.6 hereto.

     To the fullest extent permitted by the DGCL and any amendments thereto, Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. As permitted by the DGCL, the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The exhibits are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

RULE 415 OFFERING

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REGISTRANT.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report of the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

FILING OF REGISTRATION STATEMENT ON FORM S-8

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri.

                                      KANSAS CITY SOUTHERN INDUSTRIES, INC.


                                      By:    /s/ Richard P. Bruening
                                          ----------------------------------
                                             Vice President, General Counsel
                                             and Corporate Secretary
Date:  December 1, 1999

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                     Date
---------                          -----                     -----

/s/ L.H. Rowland*             Chairman, President,        December 1, 1999
-------------------           Chief Executive Officer
                              and Director

/s/ M.R. Haverty*             Executive Vice President    December 1, 1999
-------------------           and Director

/s/ J.D. Monello*             Vice President and Chief    December 1, 1999
-------------------           Financial Officer
                              (Principal Financial
                              Officer)

/s/ L.G. Van Horn*            Vice President and          December 1, 1999
-------------------           Comptroller (Principal
                              Accounting Officer)

/s/ A.E. Allinson*            Director                    December 1, 1999
-------------------

/s/ P.F. Balser*              Director                    December 1, 1999
-------------------

/s/ J.E. Barnes*              Director                    December 1, 1999
-------------------

/s/ M.G. Fitt*                Director                    December 1, 1999
-------------------

/s/ J.R. Jones*               Director                    December 1, 1999
-------------------

                              Director                    December 1, 1999
-------------------
J.F. Serrano


/s/ M.I. Sosland*             Director                    December 1, 1999
-------------------


*By:  /s/ Richard P. Bruening
      ------------------------------
      Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit
Number                 Description of Exhibit
-----------            ----------------------

3.1 Exhibit 4 to Company's Registration Statement on Form S-8 originally filed September 19, 1986, Certificate of
            Incorporation as amended through May 14, 1985*

3.2 Exhibit 4.1 to Company's Current Report on Form 8-K dated October 1, 1993, Certificate of Designation dated September 29, 1993 Establishing Series B Convertible Preferred Stock, par value $1.00**

3.3 Exhibit 3.1 to Company's Form 10-K for the fiscal year ended December 31, 1994, Amendment to Company's Certificate of Incorporation to set par value for common stock and increase the number of authorized common shares dated May 6, 1994**

3.4 Exhibit 3.4 to Company's Form 10-K for the fiscal year ended December 31, 1996, Amended Certificate of Designation
            Establishing the New Series A Preferred Stock, par value $1.00, dated November 7, 1995**

3.5 Exhibit 3.5 to Company's Form 10-K for the fiscal year ended December 31, 1996, The Certificate of Amendment dated May 12, 1987 of the Company's Certificate of Incorporation adding the Sixteenth paragraph**

3.6 Exhibit 3.6 to Company's Form 10-K for the fiscal year ended December 31, 1998, By-Laws, as amended and restated September 17, 1998**

23          Consent of PricewaterhouseCoopers LLP

24          Powers of Attorney


*     Incorporated by reference.  SEC File No. 33-8880.

**    Incorporated by reference.  SEC File No. 1-04717.